SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 22, 2003

BLYTH, INC.

(Exact name of registrant as specified in its charter)

Delaware

1-13026

36-2984916

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One East Weaver Street, Greenwich, Connecticut 06831
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (203) 661-1926

Not Applicable
(Former name or former address, if changed since last report)

Item 5.                                                             Other Events and Required FD Disclosure.

On May 4, 1999, Blyth, Inc. (the “Company”) filed a registration statement (File No. 333-77721) on Form S-3 with the Securities and Exchange Commission (the “Commission”), as amended by Amendment No. 1 thereto filed with the Commission on May 12, 1999 relating to the public offering, pursuant to Rule 415 under the Securities Act of 1933, as amended, of up to $250,000,000 aggregate principal amount of the Company’s debt securities (the “Registration Statement”). On May 14, 1999, the commission declared the Registration Statement effective. (The Registration Statement and prospectus contained therein are referred to as the “Prospectus”.) The Company filed, on October 20, 2003, a preliminary supplement dated October 20, 2003 to the Prospectus, which was subject to completion, and, on the date hereof, a supplement to the Prospectus dated October 20, 2003, each relating to the issuance and sale of up to $100,000,000 aggregate principal amount of the Company’s 5.50% Senior Notes due 2013 (collectively, the “Prospectus Supplement”) with the Commission. In connection with the filing of the Prospectus Supplement with the Commission, the Company is filing certain exhibits as part of this Form 8-K. See “Item 7, Financial Statements, Pro Forma Financial Information and Exhibits.”

Item 7.                                                             Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

1.1                                 Underwriting Agreement dated October 20, 2003, by and among the Company, J.P. Morgan Securities Inc., Banc of America Securities LLC, Banc One Capital Markets, Inc., UBS Securities LLC and Wachovia Capital Markets, LLC relating to the issuance and sale by the Company of up to $100,000,000 aggregate principal amount of the Company’s 5.50% Senior Notes due 2013.

4.1                                 Form of Second Supplemental Indenture to be dated as of October 23, 2003 between the Company and Wachovia Bank, National Association, as Trustee.

5.1                                 Opinion of Finn Dixon & Herling LLP, counsel to the Company.

12.1                           Statement regarding calculation of ratio of earnings to fixed charges.

23.1                           Consent of Finn Dixon & Herling LLP, counsel to the Company (contained in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLYTH, INC.

Date: October 22, 2003	By: /s/ Bruce D. Kreiger
Name: Bruce D. Kreiger
Title: Vice President & General Counsel